Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
     We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Amended and Restated Key Employee Stock Option Plan, 2006 Stock Incentive Plan of our report dated February 12, 2007, with respect to the consolidated financial statements of eTelecare Global Solutions, Inc. and subsidiaries included in its Registration Statement (Form F-1) for the year ended December 31, 2006, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP
Phoenix, Arizona
August 8, 2007